Exhibit 99.1

news release

Employers Holdings, Inc. to Meet with Investors in May and June

RENO, Nev. – May 16, 2011 – Employers Holdings, Inc. (NYSE: EIG) today announced its senior management team is scheduled to meet with investors at three conferences in May and June.

•	Goldman Sach’s Inaugural Insurance Symposium 2011: Friday, May 20, 2011 at Goldman Sachs Conference Center, 200 West Street, New York

•	SunTrust Robinson Humphrey’s Financial Services Unconference: Tuesday, May 24, 2011 at Le Parker Meridian Hotel in New York City

•	Macquarie Small- & Mid- Cap Conference: Wednesday, June 15, 2011 at Le Parker Meridian Hotel in New York City

Presentation materials used at each meeting will be available on the investor relations section of the Employers Holdings, Inc. web site at www.employers.com on May 19, 2011.

About Employers Holdings, Inc.

Employers Holdings, Inc. (NYSE: EIG) is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services focused on select small businesses engaged in low-to-medium hazard industries. The company, through its subsidiaries, operates coast-to-coast. Insurance is offered by Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, and Employers Assurance Company, all rated A- (Excellent) by A.M. Best Company. Additional information can be found at: www.employers.com.

# # #

Copyright© 2011 EMPLOYERS. All rights reserved. EMPLOYERS® and America’s small business insurance specialist.® are registered trademarks of Employers Insurance Company of Nevada.

CONTACT:

Media – Ty Vukelich, Vice President, Corporate Marketing, tvukelich@employers.com, (775) 327-2677

Analysts – Vicki Erickson, Vice President, Investor Relations, verickson@employers.com, (775) 327-2794